Orion Engineered Carbons Appoints Robert Hrivnak As Chief Accounting Officer

HOUSTON--(BUSINESS WIRE) -- Orion Engineered Carbons S.A. (NYSE: OEC), a worldwide supplier of specialty and high-performance carbon black, today announced the appointment of Mr. Bob Hrivnak as Chief Accounting Officer (CAO) of the company.

“We are extremely pleased to welcome a senior accounting and finance executive to the company with Bob’s capabilities, values and track record leading high performing teams,” said Lorin Crenshaw, Chief Financial Officer. “He brings a comprehensive understanding of financial operations, accounting functions and complex accounting treatments, along with deep experience with U.S. GAAP, SEC reporting, regulatory compliance and provisions of Sarbanes-Oxley.”

Mr. Hrivnak has over 30 years of experience as an accomplished financial executive with a tremendous track record in leading corporate finance and accounting control functions of public companies. A Certified Public Accountant (CPA), who started his career as an auditor with KPMG, Bob joins the company from Clearwater Paper Corp. (NYSE: CLW), a manufacturer of paper products, where he served as CFO and CAO. Prior to Clearwater, Bob served as CAO of Itron, Inc. (NASDAQ: ITRI), a provider of technology and services to public utilities and municipalities. Earlier in his career, he was CAO and Chief Tax Officer for Education Management Corp., a for-profit education company and previously held accounting leadership positions at Fluor Corp. (NYSE: FLR) and Tyco International. Mr. Hrivnak holds a bachelor’s degree in business and accounting from Ohio State University and an MBA from the University of Wisconsin – Madison.

Bob will succeed Mr. André Schulze Isfort, who had a distinguished nine-year tenure as CAO of the company highlighted by several key milestones, including leading the accounting function through Orion’s transition from private to public ownership, the conversion of the company's financial statements from IFRS to U.S. GAAP and from Euros to U.S. Dollars, and transitioning from a foreign filer to a domestic filer under SEC rules. Mr. Schulze Isfort will transition his duties to Mr. Hrivnak over the next four months.

Mr. Crenshaw added, “We truly appreciate André’s years of dedicated service to Orion. I want to thank him for his commitment and significant contributions during his tenure with the company. The Orion team wishes him the best as he moves on to his next opportunity.”

About Orion Engineered Carbons S.A.

Orion is a worldwide supplier of carbon black. We produce a broad range of carbon blacks that include high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks and other carbon blacks that tint, colorize and enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, tires, and mechanical rubber goods such as automotive belts and hoses. Orion operates 14 global production sites and has approximately 1,425 employees worldwide. For more information please visit our website at www.orioncarbons.com.

Forward-Looking Statement

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Orion Engineered Carbons S.A.
Investor Relations
Wendy Wilson, +1 281-974-0155
Investor-Relations@orioncarbons.com